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                                                                EXHIBIT 10.5.4.3

                             INTERCREDITOR AGREEMENT

                                 by and between

                      GENERAL ELECTRIC CAPITAL CORPORATION

                                as Senior Lender

                                       and

                       VENTAS REALTY, LIMITED PARTNERSHIP

                               as Mezzanine Lender

                          Dated as of December 27, 2002

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                             INTERCREDITOR AGREEMENT

          THIS INTERCREDITOR AGREEMENT (this "Agreement"), dated as of December 27, 2002 by and between GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, having an office at 2 Wisconsin Circle, Suite 400, Chevy Chase, Maryland 20815 ("Senior Lender"), and VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited liability company, having an office at 4360 Brownsboro Road, Suite 115, Louisville, Kentucky 40207, ("Mezzanine Lender").

                                    RECITALS

          WHEREAS, pursuant to the terms, provisions and conditions set forth in that certain Loan Agreement, dated as of November 1, 2002 (as amended, modified and in effect from time to time, the "Senior Loan Agreement", between those entities listed on Schedule I attached hereto, each a Delaware limited liability company (each, a "Borrower" and collectively, the "Borrowers") and Ventas Realty, Limited Partnership, a Delaware limited partnership as the original lender thereunder (the "Original Senior Lender"), Original Senior Lender made a loan to Borrowers in the maximum principal amount of $55,000,000, of which $45,000,000 was funded as of November 1, 2002 (the "Senior Loan"), which Senior Loan is evidenced by a certain Promissory Note, dated as of November 1, 2002, made by Borrowers to Original Senior Lender in the amount of the Senior Loan (as amended, modified and in effect from time to time, the "Senior Note"), and secured by, among other things, (i) those certain Mortgages as defined in the Senior Loan Agreement (as amended, modified and in effect from time to time, the "Senior Mortgages"), which encumber the real properties described therein (each, a "Property" and collectively, the "Properties") and (ii) those certain Assignments of Leases and Rents as defined in the Senior Loan Agreement (as amended, modified and in effect from time to time, the "Senior Assignments of Leases and Rents");

          WHEREAS, Original Senior Lender assigned all of its right, title and interest in and to the Senior Loan and the Senior Loan Documents to Ventas TRS, LLC, a Delaware limited liability company ("Ventas TRS") pursuant to that certain Note Allonge dated as of December 1, 2002 and that certain General Assignment dated as of December 1, 2002;

          WHEREAS, pursuant to that certain Re-Sizing and First Amendment to Loan Documents dated as of the date hereof among Ventas TRS, Borrowers and Guarantors (the "Mortgage Re-Sizing Agreement"), Ventas TRS increased the Senior Loan and amended the Senior Loan Documents to reflect, inter alia, that the current outstanding principal amount of the Senior Loan as of the date hereof is $49,952,682.70;

          WHEREAS, Ventas TRS subsequently assigned all of its right, title and interest in and to the Senior Loan and the Senior Loan Documents to Senior Lender and Senior Lender has assumed all of the prospective duties, liabilities and obligations of the Ventas TRS under the Senior Loan and the Senior Loan Documents pursuant to that certain Note Allonge dated as of the date hereof and that certain General Assignment dated as of the date hereof;

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          WHEREAS, pursuant to the terms, provisions and conditions set forth in that certain Mezzanine Loan Agreement, dated as of November 1, 2002 (as amended, modified and in effect from time to time, the "Mezzanine Loan Agreement"), between those entities listed on Schedule II attached hereto, each a Delaware limited liability company (each, a "Mezzanine Borrower" and collectively, the "Mezzanine Borrowers") and Mezzanine Lender, Mezzanine Lender is the owner and holder of a loan to Mezzanine Borrowers in the initial principal amount of $22,000,000 (the "Mezzanine Loan"), which Mezzanine Loan is evidenced by a certain Promissory Note, dated as of November 1, 2002, made by Mezzanine Borrowers in favor of Mezzanine Lender in the amount of the Mezzanine Loan (as amended, modified and in effect from time to time, the "Mezzanine Note"), and secured by, among other things, (i) a Mezzanine Pledge and Security Agreement, dated as of November 1, 2002, from certain of the Mezzanine Borrowers pursuant to which Mezzanine Lender is granted a first priority security interest in all of the ownership interests in Borrowers (as amended, modified and in effect from time to time, the "Pledge Agreement"), (ii) those certain Mortgages as defined in the Mezzanine Loan Agreement (as amended, modified and in effect from time to time, the "Mezzanine Mortgages"), which encumber the real properties described therein (each, a "Mezzanine Property" and collectively, the "Mezzanine Properties") and (iii) those certain Assignments of Leases and Rents as defined in the Mezzanine Loan Agreement (as amended, modified and in effect from time to time, the "Mezzanine Assignments of Leases and Rents") which encumber the Mezzanine Properties;

          WHEREAS, pursuant to that certain Re-Sizing and First Amendment to Loan Documents dated as of the date hereof among Mezzanine Lender, Mezzanine Borrowers and Guarantors (the "Mezzanine Re-Sizing Agreement"), Mezzanine Lender decreased the Mezzanine Loan and amended the Mezzanine Loan Documents to reflect, inter alia, that the current outstanding principal amount of the Mezzanine Loan as of the date hereof is $16,976,867.10;

          WHEREAS, Senior Lender and Mezzanine Lender desire to enter into this Agreement to provide for the relative priority of the Senior Loan Documents (as such term is hereinafter defined) and the Mezzanine Loan Documents (as such term is hereinafter defined) on the terms and conditions hereinbelow set forth, and to evidence certain agreements with respect to the relationship between the Mezzanine Loan and the Mezzanine Loan Documents, on the one hand, and the Senior Loan and the Senior Loan Documents, on the other hand.

          NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Senior Lender and Mezzanine Lender hereby agree as follows:

  Section 1.   Certain Definitions; Rules of Construction.

          (a) As used in this Agreement, the following capitalized terms shall have the following meanings:

          "Add-Ons" has the meaning provided in Section 13(a) hereof.

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          "Affiliate" means, as to any particular Person, any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person or Persons in question.

          "Agreement" means this Agreement, as the same may be amended, modified and in effect from time to time, pursuant to the terms hereof.

          "Award" has the meaning provided in Section 9(d) hereof.

          "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. Sec. 101 et.seq.), as amended.

          "Borrower" and "Borrowers" have the meaning provided in the Recitals hereto.

          "Borrower Group" has the meaning provided in Section 10(c) hereof.

          "Business Day" means any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in the State of New York.

          "CDO" has the meaning provided in the definition of the term "Qualified Transferee."

          "Certificates" means any securities (including all classes thereof) representing beneficial ownership interests in the Senior Loan or in a pool of mortgage loans including the Senior Loan issued in connection with a Securitization of the Senior Loan.

          "Continuing Senior Loan Event of Default" means an Event of Default under the Senior Loan as to which (i) Senior Lender has provided notice to Mezzanine Lender in accordance with Section 11(a) of this Agreement and (ii) the cure period provided to Mezzanine Lender in Section 11(a) of this Agreement has expired without Mezzanine Lender curing such Event of Default.

          "Control" means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise, "controlled by," "controlling" and "under common control with" shall have the respective correlative meaning thereto. For purposes of this definition, if more than one Qualified Transferee owns (directly or indirectly) more than fifty percent (50%) of the beneficial ownership interests of an entity and one or more of the Qualified Transferees possess the power to direct or cause the direction of the management or policies of the entity, whether through the ability to exercise voting power, by contract or otherwise, even though each such Qualified Transferee individually owns less than fifty percent (50%) of such beneficial interests, such entity shall be deemed to be "controlled" by a Qualified Transferee.

          "Debt Service Coverage Ratio" shall mean for any trailing calendar (3) month period the ratio of (i) Net Operating Income (as defined in the Senior Loan Agreement) for all the Properties for such period (based on the most recent available financial statements) to (ii) the

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Debt Service (as defined in the Senior Loan Agreement) for such three (3) month period (assuming no default exists).

          "Directing Mezzanine Lender" has the meaning provided in Section 4(c) hereof.

          "Directing Senior Lender" has the meaning provided in Section 4(g) hereof.

          "Eligibility Requirements" means, with respect to any Person, that such Person, together with its Affiliates, (i) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of $200,000,000 and (ii) is regularly engaged in the business of making or owning commercial real estate loans (including mezzanine loans or loan participations) or operating commercial mortgage properties.

          "Enforcement Action" means any (i) judicial or non-judicial foreclosure proceeding, the exercise of any power of sale, the taking of a deed or assignment in lieu of foreclosure, the obtaining of a receiver or the taking of any other enforcement action against any Property or any Borrower, including, without limitation, the taking of possession or control of any Property, (ii) acceleration of, or demand or action taken in order to collect, all or any indebtedness secured by any of the Properties (other than giving of notices of default and statements of overdue amounts) or (iii) exercise of any right or remedy available to Senior Lender under the Senior Loan Documents, at law, in equity or otherwise with respect to any Borrower and/or any Property (other than the taking of Protective Actions, the making of Protective Advances, giving of default notices, charging of late fees and default interest and exercising any right to defer payments to Mezzanine Lender under the Cash Management Agreement pursuant to the terms hereof and thereof).

          "Enforcement Notice" has the meaning provided in Section 13(a) hereof.

          "Equity Collateral" means the equity interests of each Borrower, which are pledged to Mezzanine Lender pursuant to the Pledge Agreement.

          "Equity Collateral Enforcement Action" means any action or proceeding or other exercise of Mezzanine Lender's rights and remedies commenced by Mezzanine Lender, in law or in equity, or otherwise, in order to realize upon the Equity Collateral.

          "Event of Default" as used herein means (i) with respect to the Senior Loan and the Senior Loan Documents, any Event of Default thereunder which has occurred, is continuing (i.e., has not been cured by Borrowers or by the Mezzanine Lender in accordance with the terms of this Agreement) and (ii) with respect to the Mezzanine Loan and the Mezzanine Loan Documents, any Event of Default thereunder which has occurred and is continuing (i.e., has not been cured by Mezzanine Borrowers).

          "Loan Pledgee" has the meaning provided in Section 15 hereof.

          "Loan Purchase Price" has the meaning provided in Section 13(a) hereof.

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          "Mezzanine Assignments of Leases and Rents" has the meaning provided in the Recitals hereto.

          "Mezzanine Borrower" and "Mezzanine Borrowers" have the meaning provided in the Recitals hereto.

          "Mezzanine Lender" has the meaning provided in the first paragraph of this Agreement and its permitted successors and assigns, who, at the time in question, has or have an ownership interest in the Mezzanine Loan.

          "Mezzanine Loan" has the meaning provided in the Recitals hereto.

          "Mezzanine Loan Agreement" has the meaning provided in the Recitals hereto.

          "Mezzanine Loan Cash Management Agreement" means any cash management agreement executed in connection with, or the cash management provisions of, the Mezzanine Loan Documents.

          "Mezzanine Loan Documents" means the Mezzanine Loan Agreement, the Mezzanine Note and the Pledge Agreement, together with all documents and instruments set forth on Exhibit B hereto, as any of the foregoing may be modified, amended, extended, supplemented, restated or replaced from time to time, subject to the limitations and agreements contained in this Agreement.

          "Mezzanine Loan Modification" has the meaning provided in Section 7(b) hereof.

          "Mezzanine Mortgages" has the meaning provided in the Recitals hereto.

          "Mezzanine Note" has the meaning provided in the Recitals hereto.

          "Mezzanine Property" and "Mezzanine Properties" have the meaning provided in the Recitals hereto.

          "Monetary Cure Period" has the meaning provided in Section 11(a) hereof.

          "Participation" shall mean, as applicable, a sale of participation interests in the (i) Senior Loan in which the Senior Lender continues to act as the exclusive agent for all participants in any dealings with the Mezzanine Lender and the Mezzanine Lender shall not be obligated to deal directly with any party other than Senior Lender or incur any costs in connection with any dealings with any participant in the Senior Loan and (ii) Mezzanine Loan in which the Mezzanine Lender continues to act as the exclusive agent for all participants in any dealings with the Senior Lender and the Senior Lender shall not be obligated to deal directly with any party other than Mezzanine Lender or incur any costs in connection with any dealings with any participant in the Mezzanine Loan.

          "Permitted Fund Manager" means any Person or any successor in interest of such Person or any Affiliate of such Person that on the date of determination is (i) one of the entities listed on Exhibit C or any other nationally-recognized manager of investment funds investing in

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debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $200,000,000 and (iii) not subject to a Proceeding.

          "Person" means any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof) endowment fund or any other form of entity.

          "Pledge" has the meaning provided in Section 15 hereof.

          "Pledge Agreement" has the meaning provided in the Recitals hereto.

          "Proceeding" has the meaning provided in Section 10(c) hereof.

          "Property" and "Properties" have the meaning provided in the Recitals hereto.

          "Property Manager" means Trans Healthcare Management, Inc., a Delaware corporation, or any successor thereto as property manager of the Properties.

          "Protective Advances" means all sums advanced for the purpose of paying real estate taxes (including special payments in lieu of real estate taxes), special assessments, liens having priority over or parity with the collateral securing the Senior Loan or Mezzanine Loan, as applicable, maintenance costs, insurance premiums or other items (including capital items) reasonably necessary to protect any Property or the Separate Collateral or any other collateral securing either the Senior Loan or Mezzanine Loan, as applicable, from forfeiture, casualty, loss, diminution, delay in collection or waste, including, with respect to the Mezzanine Loan, amounts advanced by Mezzanine Lender pursuant to Section 11 hereof.

          "Protective Actions" means the taking of any actions referred to in the definition of Protective Advances.

          "Purchase Option Notice" has the meaning provided in Section 13(a) hereof.

          "Qualified Manager" shall mean a property manager of the Properties which (i) has an five (5) year operating history with respect to healthcare facilities comparable to the Properties as well as general expertise and experience as a manager or operator of healthcare facilities; (ii) has operated three hundred (300) licensed beds in the jurisdictions in which the Properties are located; (iii) has an good reputation and character with respect to managing and operating healthcare facilities comparable to the Properties; (iv) is not subject of a bankruptcy or similar insolvency proceeding; and (v) is acceptable to Senior Lender in its sole and absolute discretion.

          "Qualified Transferee" means (i) (x) Mezzanine Lender, any Affiliate of Mezzanine Lender, or any investor in Mezzanine Lender provided that such Affiliate or investor is regularly engaged in or formed for the purpose of either (A) the business of making or owning commercial mortgage loans or loans of similar types to the Mezzanine Loan or (B) owning, operating or managing real estate similar to the Properties, (y) Senior Lender, any Affiliate of

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Senior Lender, or any investor in Senior Lender provided that such Affiliate or investor is regularly engaged in or formed for the purpose of either (A) the business of making or owning commercial mortgage loans or loans of similar types to the Mezzanine Loan or (B) owning, operating or managing real estate similar to the Properties, or (ii) one or more of the following:

          (A) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (A) satisfies the Eligibility Requirements;

          (B) an investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (B) satisfies the Eligibility Requirements;

          (C) an institution substantially similar to any of the foregoing entities described in clauses (ii)(A) or (ii)(B) that satisfies the Eligibility Requirements;

          (D) any entity controlled by one or more of any of the entities described in clause (i) or clauses (ii)(A), (ii)(B) or (ii)(C) above;

          (E) a Qualified Trustee in connection with a securitization of, the creation of collateralized debt obligations ("CDO") secured by or financing through an "owner trust," a "grantor trust" or similar trust or special purpose vehicle of, the Mezzanine Loan (collectively, "Securitization Vehicles"), so long as (A) the special servicer or manager of such Securitization Vehicle has the Required Special Servicer Rating and (B) the entire "controlling class" of such Securitization Vehicle, other than with respect to a CDO Securitization Vehicle, is held by one or more entities that are otherwise Qualified Transferees under clauses (ii)(A), (B), (C) or
     (D) of this definition; provided that the operative documents of the related Securitization Vehicle require that (1) in the case of a CDO Securitization Vehicle, the "equity interest" in such Securitization Vehicle is owned by one or more entities that are Qualified Transferees under clauses (ii)(A), (B), (C) or (D) of this definition and (2) if any of the relevant trustee, special servicer, manager fails to meet the requirements of this clause (E), such Person must be replaced by a Person meeting the requirements of this clause (E) within thirty (30) days; or

          (F) an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager or an entity that is otherwise a Qualified Transferee under clauses (ii)(A), (B),
     (C) or (D) of this definition acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Transferees under clauses (ii)(A), (B), (C) or (D) of this definition.

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          "Qualified Trustee" means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the Rating Agencies.

          "Rating Agencies" shall mean, prior to a Securitization, each of S&P, Moody's Investors Service, Inc., and Fitch, Inc., or any other nationally-recognized statistical rating agency which has been designated by Senior Lender and, after a Securitization, shall mean any of the foregoing that have rated any of the Certificates.

          "Rating Agency Confirmation" means each of the Rating Agencies shall have confirmed in writing that the occurrence of the event with respect to which such Rating Agency Confirmation is sought shall not result in a downgrade, qualification or withdrawal of the applicable rating or ratings ascribed by such Rating Agency to any of the Certificates then outstanding. In the event that no Certificates are outstanding or the Senior Loan is not part of a Securitization, any action that would otherwise require a Rating Agency Confirmation shall require the consent of the Senior Lender, which consent shall not be unreasonably withheld or delayed.

          "Redirection Notice" has the meaning provided in Section 15 hereof.

          "Rents" shall have the meaning ascribed thereto in the Senior Loan Agreement and shall include, without limitation, all amounts payable by Third Party Payors (as defined in the Senior Loan Agreement).

          "S&P" means Standard & Poors Ratings Services, a division of The McGraw-Hill Companies, Inc.

          "Securitization" means the sale or Securitization of the Senior Loan (or any portion thereof) in one or more transactions through the issuance of securities, which securities may be assigned ratings by the Rating Agencies; provided, however, a Participation in the Senior Loan shall not be deemed a sale or Securitization of the Senior Loan.

          "Senior Assignments of Leases and Rents" has the meaning provided in the Recitals hereto.

          "Senior Lender" has the meaning provided in the first paragraph of this Agreement, and its permitted successors and assigns, who, at the time in question, has or have an ownership interest in the Senior Loan.

          "Senior Loan" has the meaning provided in the Recitals hereto.

          "Senior Loan Agreement" has the meaning provided in the Recitals hereto.

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          "Senior Loan Cash Management Agreement" means any cash management agreement or agreements executed in connection with, or cash management provisions of, the Senior Loan Documents.

          "Senior Loan Default Notice" has the meaning provided in Section 11(a) hereof.

          "Senior Loan Documents" means the Senior Loan Agreement, the Senior Note and the Senior Mortgages, together with the instruments and documents set forth on Exhibit A hereto, as any of the foregoing may be modified, amended, extended, supplemented, restated or replaced from time to time, subject to the limitations and agreements contained in this Agreement.

          "Senior Loan Liabilities" shall mean, collectively, all of the indebtedness, liabilities and obligations of Borrowers evidenced by the Senior Loan Documents and all amounts due or to become due pursuant to the Senior Loan Documents, including interest thereon and any other amounts payable in respect thereof or in connection therewith, including, without limitation, any late charges, default interest, prepayment fees or premiums, exit fees, advances and post-petition interest.

          "Senior Loan Modification" has the meaning provided in Section 7(a) hereof.

          "Senior Mortgages" has the meaning provided in the Recitals hereto.

          "Senior Note" has the meaning provided in the Recitals hereto.

          "Separate Collateral" means the following property: (i) the Equity Collateral, (ii) the accounts (and monies therein from time to time) established pursuant to the Mezzanine Loan Cash Management Agreement, and (iii) any other collateral given as security for the Mezzanine Loan pursuant to the Mezzanine Loan Documents (including, without limitation, the Mezzanine Properties), in each case not directly constituting security for the Senior Loan.

          "Special Servicer Rating" means (i) a rating of "CSS3" in the case of Fitch, (ii) on the S&P list of approved special servicers in the case of S&P and
(iii) in the case of Moody's, such special servicer is acting as special servicer in a commercial mortgage loan securitization that was rated by Moody's within the twelve (12) month period prior to the date of determination, and Moody's has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage securities.

          "Transfer" means any assignment, pledge, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest, issuance of a participation interest, or other disposition, either directly or indirectly, by operation of law or otherwise; provided, however, a Participation which complies with the terms of the definition of such term set forth herein shall not be deemed a transfer.

          (b) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

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               (i)     all capitalized terms defined in the recitals to this
     Agreement shall have the meanings ascribed thereto whenever used in this Agreement and the terms defined in this Agreement have the meanings assigned to them in this Agreement, and the use of any gender herein shall be deemed to include the other genders;

               (ii) terms not otherwise defined herein shall have the meaning assigned to them in the Senior Loan Agreement;

               (iii) all references in this Agreement to designated Sections, Subsections, Paragraphs, Articles, Exhibits, Schedules and other subdivisions or addenda without reference to a document are to the designated sections, subsections, paragraphs and articles and all other subdivisions of and exhibits, schedules and all other addenda to this Agreement, unless otherwise specified;

               (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same
     Section in which the reference appears, and this rule shall apply to Paragraphs and other subdivisions;

               (v) the terms "includes" or "including" shall mean without limitation by reason of enumeration;

               (vi) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

               (vii) the words "to Mezzanine Lender's knowledge" or "to the knowledge of Mezzanine Lender" (or words of similar meaning) shall mean to the actual knowledge of officers of Mezzanine Lender with direct oversight responsibility for the Mezzanine Loan without independent investigation or inquiry and without any imputation whatsoever; and

               (viii) the words "to Senior Lender's knowledge" or "to the knowledge of Senior Lender" (or words of similar meaning) shall mean to the actual knowledge of officers of Senior Lender with direct oversight responsibility for the Senior Loan without independent investigation or inquiry and without any imputation whatsoever.

  Section 2.   Approval of Loans and Loan Documents.

          (a) Mezzanine Lender hereby acknowledges that (i) it has received and reviewed and, subject to the terms and conditions of this Agreement, hereby consents to and approves of the making of the Senior Loan and, all of the terms and provisions of the Senior Loan Documents, (ii) the execution, delivery and performance of the Senior Loan Documents will not constitute a default or an event which, with the giving of notice or the lapse of time, or both, would constitute a default under the Mezzanine Loan Documents, (iii) Senior Lender is under no obligation or duty to, nor has Senior Lender represented that it will, see to the application of the proceeds of the Senior Loan by Borrowers or any other Person to whom Senior Lender disburses such proceeds, and (iv) any application or use of the proceeds of the Senior Loan for purposes other than those provided in the Senior Loan Documents shall not affect, impair or defeat the terms and provisions of this Agreement or the Senior Loan Documents.

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

          (b) Senior Lender hereby acknowledges that (i) it has received and reviewed, and, subject to the terms and conditions of this Agreement, hereby consents to and approves of the making of the Mezzanine Loan and all of the terms and provisions of the Mezzanine Loan Documents, (ii) the execution, delivery and performance of the Mezzanine Loan Documents will not constitute a default or an event which, with the giving of notice or the lapse of time, or both, would constitute a default under the Senior Loan Documents, (iii) Mezzanine Lender is under no obligation or duty to, nor has Mezzanine Lender represented that it will, see to the application of the proceeds of the Mezzanine Loan by Mezzanine Borrowers or any other Person to whom Mezzanine Lender disburses such proceeds and (iv) any application or use of the proceeds of the Mezzanine Loan for purposes other than those provided in the Mezzanine Loan Documents shall not affect, impair or defeat the terms and provisions of this Agreement or the Mezzanine Loan Documents. Senior Lender hereby acknowledges and agrees that any conditions precedent to Senior Lender's consent to mezzanine financing as set forth in the Senior Loan Documents or any other agreements with the Borrowers, as they apply to the Mezzanine Loan Documents or the making of the Mezzanine Loan, have been either satisfied or waived.

          (c) Notwithstanding any provisions herein to the contrary, Senior Lender agrees that no default or Event of Default under the Mezzanine Loan Documents shall, in and of itself, constitute or give rise to a default or Event of Default under the Senior Loan Documents, entitle Senior Lender to accelerate payments under the Senior Loan Documents or entitle Senior Lender to modify any provisions of the Senior Loan Documents; provided, however, the circumstances giving rise to a default or Event of Default under the Mezzanine Documents may give rise to a default or Event of Default under the Senior Loan Documents.

  Section 3.   Representations and Warranties.

          (a)  Mezzanine Lender hereby represents and warrants as follows:

               (i) Exhibit B attached hereto and made a part hereof is a true, correct and complete listing of all of the Mezzanine Loan Documents as of the date hereof. The Mezzanine Mortgages and the Mezzanine Assignments of Leases and Rents do not encumber the Properties.

               (ii) Mezzanine Lender is the legal and beneficial owner of the entire Mezzanine Loan, free and clear of any lien, security interest, option or other charge or encumbrance, other than any lien or security interest granted to any Loan Pledgee as contemplated by the provisions of
     Section 15 hereof.

               (iii) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

               (iv) Mezzanine Lender has, independently and without reliance upon Senior Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

               (v) Mezzanine Lender is duly organized and is validly existing under the laws of the jurisdiction under which it was organized with full power to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby.

               (vi) All actions necessary to authorize the execution, delivery, and performance of this Agreement on behalf of Mezzanine Lender have been duly taken, and all such actions continue in full force and effect as of the date hereof.

               (vii) Mezzanine Lender has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid, and binding agreement of Mezzanine Lender enforceable against Mezzanine Lender in accordance with its terms subject to (x) applicable bankruptcy, reorganization, insolvency and moratorium laws, and (y) general principles of equity which may apply regardless of whether a proceeding is brought in law or in equity.

               (viii) To Mezzanine Lender's knowledge, no consent of any other Person and no consent, license, approval, or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by Mezzanine Lender of this Agreement or consummation by Mezzanine Lender of the transactions contemplated by this Agreement.

               (ix) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not (v) violate or conflict with any provision of the organizational or governing documents of Mezzanine Lender, (w) to Mezzanine Lender's knowledge, violate, conflict with, or result in the breach or termination of, or otherwise give any other Person the right to terminate, or constitute (or with the giving of notice or lapse of time, or both, would constitute) a default under the terms of any contract, mortgage, lease, bond, indenture, agreement, or other instrument to which Mezzanine Lender is a party or to which any of its properties are subject, (x) to Mezzanine Lender's knowledge, result in the creation of any lien, charge, encumbrance, mortgage, lease, claim, security interest, or other right or interest upon the properties or assets of Mezzanine Lender pursuant to the terms of any such contract, mortgage, lease, bond, indenture, agreement, franchise, or other instrument (provided, however, that Mezzanine Lender shall have the right to grant a lien, charge, encumbrance, claim or security interest in the Mezzanine Loan or any portion thereof to a Loan Pledgee as contemplated by the provisions of Section 15 hereof), (y) violate any judgment, order, injunction, decree, or award of any court, arbitrator, administrative agency or governmental or regulatory body of which Mezzanine Lender has knowledge against, or binding upon, Mezzanine Lender or upon any of the securities, properties, assets, or business of Mezzanine Lender or (z) to Mezzanine Lender's knowledge, constitute a violation by Mezzanine Lender of any statute, law or regulation that is applicable to Mezzanine Lender.

          (b)  Senior Lender hereby represents and warrants as follows:

               (i) Senior Lender is the legal and beneficial owner of the Senior Loan free and clear of any lien, security interest, option or other charge or encumbrance.

               (ii) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

               (iii) Senior Lender has, independently and without reliance upon Mezzanine Lender (other than upon the express warranties and representations made by Mezzanine Lender in this Agreement) and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

               (iv) Senior Lender is duly organized and is validly existing under the laws of the jurisdiction under which it was organized with full power to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby.

               (v) All actions necessary to authorize the execution, delivery, and performance of this Agreement on behalf of Senior Lender have been duly taken, and all such actions continue in full force and effect as of the date hereof.

               (vi) Senior Lender has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid, and binding agreement of Senior Lender enforceable against Senior Lender in accordance with its terms subject to (x) applicable bankruptcy, reorganization, insolvency and moratorium laws and (y) general principles of equity which may apply regardless of whether a proceeding is brought in law or in equity.

               (vii) To Senior Lender's knowledge, no consent of any other Person and no consent, license, approval, or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by Senior Lender of this Agreement or consummation by Senior Lender of the transactions contemplated by this Agreement.

               (viii) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not (v) violate or conflict with any provision of the organizational or governing documents of Senior Lender, (w) to Senior Lender's knowledge, violate, conflict with, or result in the breach or termination of, or otherwise give any other Person the right to terminate, or constitute (or with the giving of notice or lapse of time, or both, would constitute) a default under the terms of any contract, mortgage, lease, bond, indenture, agreement, or other instrument to which Senior Lender is a party or to which any of its properties are subject, (x) to Senior Lender's knowledge, result in the creation of any lien, charge, encumbrance, mortgage, lease, claim, security interest, or other right or interest upon the properties or assets of Senior Lender pursuant to the terms of any such contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument,
     (y) violate any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental or regulatory body of which Senior Lender has knowledge against, or binding upon, Senior Lender or upon any of the securities, properties, assets, or business of Senior Lender or (z) to Senior Lender's knowledge, constitute a violation by Senior Lender of any statute, law or regulation that is applicable to Senior Lender.

               (ix) The Senior Loan is not cross-defaulted with any other loan held by Senior Lender. The Properties do not secure any other loan from Senior Lender to Borrowers, Mezzanine Borrowers or any other Affiliate of Borrowers.

  Section 4.   Transfer of Mezzanine Loan or Senior Loan.

          (a) Mezzanine Lender may, from time to time, Transfer all or any portion of the Mezzanine Loan or any interest therein, subject to the following conditions:

               (i) If any Certificates are outstanding, Mezzanine Lender shall not Transfer more than 49% of its beneficial interest in the Mezzanine Loan unless such Transfer complies with any one or more of the following requirements: (A) a Rating Agency Confirmation is given with respect to such Transfer, in which case the related transferee shall thereafter be deemed to be a "Qualified Transferee" for all purposes of this Agreement, (B) such Transfer is to a Qualified Transferee, (C) such Transfer complies with Section 5 hereof or (D) such Transfer complies with
     Section 15 hereof.

               (ii) If no Certificates are outstanding, or if Certificates are issued but the Senior Loan is subsequently removed from the vehicle that issued the Certificates, Mezzanine Lender shall not Transfer more than 49% of its beneficial interest in the Mezzanine Loan unless such Transfer complies with any one or more of the following requirements: (A) such Transfer is to a Qualified Transferee, (B) such Transfer complies with
     Section 5 hereof or (C) such Transfer complies with Section 15 hereof or
     (D) Senior Lender has given its prior written consent to such Transfer, which consent shall not be unreasonably withheld, conditioned or delayed.

               (iii) Notwithstanding anything to the contrary contained in this Section (including, without limitation, Section 4(a)(i) and 4(a)(ii) above), Mezzanine Lender may sell one or more Participations in the Mezzanine Loan.

          Any transferee (other than a participant purchasing a Participation in the Mezzanine Loan) must assume in writing the obligations of Mezzanine Lender hereunder and agree to be bound by the terms and provisions hereof. Such proposed transferee shall also remake each of the representations and warranties contained herein for the benefit of the Senior Lender.

          (b) At least five (5) days prior to a Transfer of the Mezzanine Loan, the Mezzanine Lender shall provide to Senior Lender and, if any Certificates are outstanding, to the Rating Agencies, (i) a certification that such Transfer will be made in accordance with this Section 4, such certification to include the name and contact information of the transferee and (ii) such other information as the Senior Lender and, if any Certificates are outstanding, the Rating Agencies may request.

          (c) If more than one Person shall hold a direct interest in the Mezzanine Loan, the holder(s) of more than 50% of the principal amount of the Mezzanine Loan shall designate by written notice to Senior Lender one of such Persons (the "Directing Mezzanine Lender") to act on behalf of all such Persons holding an interest in the Mezzanine Loan. The Directing Mezzanine Lender or a Loan Pledgee designated by the Directing Mezzanine Lender shall have the sole right to receive any notices which are required to be given or which may be given to Mezzanine Lender pursuant to this Agreement and to exercise the rights and power given to Mezzanine Lender hereunder, including any approval rights of Mezzanine Lender (it being understood that to exercise such rights and powers, the Directing Mezzanine Lender may be required to obtain the approval of some or all of such Persons); provided, that until the Directing Mezzanine Lender has been so designated, the last Person known to the Senior Lender to hold more than a 50% direct interest in the Mezzanine Loan shall be deemed to be the Directing Mezzanine Lender and provided further that the Directing Mezzanine Lender may direct Senior Lender to send copies of all notices sent to the Directing Mezzanine Lender to up to two (2) additional Persons. Once the Directing Mezzanine Lender has been designated hereunder, Senior Lender shall be entitled to rely on such designation until it has received written notice from the holder(s) of more than 50% of the principal amount of the Mezzanine Loan of the designation of a different Person to act as the Directing Mezzanine Lender.

          (d) Mezzanine Lender acknowledges that any Rating Agency Confirmation may be granted or denied by the Rating Agencies in their sole and absolute discretion and that such Rating Agencies may charge customary fees in connection with any such action.

          (e) Senior Lender may, from time to time, in its sole discretion, Transfer all or any portion of the Senior Loan or any interest therein, subject to satisfaction of one of the following conditions: (i) such Transfer is to a Qualified Transferee (or any other Person approved in writing by Mezzanine Lender, such approval not to be unreasonably withheld, conditioned or delayed) or (ii) a Continuing Senior Loan Event of Default then exists; provided that, unless the transferee is a Qualified Transferee, Mezzanine Lender shall have the right to approve any servicer of the Senior Loan, such approval not to be unreasonably withheld, conditioned or delayed. Notwithstanding any such Transfer or subsequent Transfer, the Senior Loan and the Senior Loan Documents shall be and remain a senior obligation in the respects set forth in this Agreement to the Mezzanine Loan and the Mezzanine Loan Documents in accordance with the terms and provisions of this Agreement and the terms and provisions of this Agreement shall be binding on any such transferee. Unless the Senior Loan is included in a Securitization or in the case of the issuance of one or more Participations in the Senior Loan, any such transferee must assume in writing the prospective obligations of Senior Lender hereunder and agree to be bound by the terms and provisions hereof. Furthermore, Senior Lender may sell one or more Participations in the Senior Loan.

          (f) At least five (5) days prior to a Transfer of the Senior Loan, the Senior Lender shall provide to Mezzanine Lender (i) a certification that such Transfer will be made in accordance with this Section 4, such certification to include the name and contact information of the transferee and (ii) such other information as the Mezzanine Lender may request.

          (g) If more than one Person shall hold a direct interest in the Senior Loan, the holder(s) of more than 50% of the principal amount of the Senior Loan shall designate by written notice to Mezzanine Lender one of such Persons (the "Directing Senior Lender") to act on behalf of all such Persons holding an interest in the Senior Loan. The Directing Senior Lender shall have the sole right to receive any notices which are required to be given or which may be given to Senior Lender pursuant to this Agreement and to exercise the rights and power given to Senior Lender hereunder, including any approval rights of Senior Lender (it being understood that to exercise such rights and powers, the Directing Senior Lender may be required to obtain the approval of some or all of such Persons); provided, that until the Directing Senior Lender has been so designated, the last Person known to the Mezzanine Lender to hold more than a 50% direct interest in the Senior Loan shall be deemed to be the Directing Senior Lender and provided further that the Directing Senior Lender may direct Mezzanine Lender to send copies of all notices sent to the Directing Senior Lender to up to two (2) additional Persons. Once the Directing Senior Lender has been designated hereunder, Mezzanine Lender shall be entitled to rely on such designation until it has received written notice from the holder(s) of more than 50% of the principal amount of the Senior Loan of the designation of a different Person to act as the Directing Senior Lender.

  Section 5.   Foreclosure of Separate Collateral.

          (a) If any Certificates are outstanding, Mezzanine Lender (or, if applicable, Loan Pledgee) shall not exercise any rights it may have under the Pledge Agreement and the other Mezzanine Loan Documents or applicable law with respect to a foreclosure or other realization upon the Equity Collateral (including, without limitation, obtaining title to the Equity Collateral or selling or otherwise transferring the Equity Collateral) unless one of the following conditions is satisfied: (i) a Rating Agency Confirmation has been given with respect to the transfer of title to the Equity Collateral and the transferee of the Equity Collateral will deliver a new non-consolidation opinion acceptable to the Rating Agencies within ten (10) Business Days following the transfer of title to the Equity Collateral, or (ii) the transfer of title to the Equity Collateral is to a Qualified Transferee and the Properties will be managed by a Qualified Manager promptly after the transfer of title to the Equity Collateral. The Mezzanine Lender (or, if applicable, Loan Pledgee) shall provide notice of any transfer of the Equity Collateral and an officer's certificate from an officer of Mezzanine Lender (or, if applicable, Loan Pledgee) certifying to such officers knowledge that all conditions set forth in this Section 5(a) have been satisfied to Senior Lender and the Rating Agencies upon consummation of such transfer of the Equity Collateral pursuant to this
Section 5(a). Senior Lender may request reasonable evidence that the foregoing requirements have been satisfied. As a condition of being permitted to obtain title to the Equity Collateral, the transferee of the Equity Collateral shall assume in writing the obligations of Mezzanine Lender that accrue under this Agreement from and after the transfer of title to the Equity Collateral and shall agree otherwise to be bound by this Agreement.

          (b) If no Certificates are outstanding or if Certificates are issued but the Senior Loan is subsequently removed from the vehicle that issued the Certificates, Mezzanine Lender (or, if applicable, Loan Pledgee) shall not exercise any rights it may have under the Pledge Agreement and the other Mezzanine Loan Documents or applicable law with respect to a foreclosure or other realization upon the Equity Collateral (including, without limitation, obtaining title to the Equity Collateral or selling or otherwise transferring the Equity Collateral) unless one of the following conditions is satisfied: (i) Senior Lender has given its prior written consent to the transfer of title to the Equity Collateral, which consent shall not be unreasonably withheld, conditioned or delayed, or (ii) the transfer of title to the Equity Collateral is to a Qualified Transferee and the Properties will be managed by a Qualified Manager promptly after the transfer of title to the Equity Collateral. As a condition of being permitted to obtain title to the Equity Collateral, the transferee of the Equity Collateral shall assume in writing the obligations of Mezzanine Lender that accrue under this Agreement from and after the transfer of title to the Equity Collateral and shall agree otherwise to be bound by this Agreement.

          (c) Nothing contained herein shall limit or restrict the right of Mezzanine Lender to exercise its rights and remedies, in law or in equity, or otherwise, in order to realize on any Separate Collateral that is not Equity Collateral.

          (d) In the event Mezzanine Lender or any purchaser at a UCC sale or a foreclosure obtains title to the Separate Collateral, Senior Lender hereby acknowledges and agrees that any transfer or assumption fee in the Senior Loan Agreement shall be waived as a condition to such transfer and any such transfer shall not constitute a breach or default under the Senior Loan Documents, provided the conditions in Section 5(a) or 5(b), as applicable, are met. Senior Lender also acknowledges and agrees that it will not impose any unreasonable fees or delays in connection with such transfer. Mezzanine Lender shall provide Senior Lender with prior notice of any such UCC sale and shall provide prompt notice of the outcome of any such UCC sale.

  Section 6. Notice of Rating Confirmation. Mezzanine Lender promptly shall notify Senior Lender of any intended action relating to the Mezzanine Loan which would require Rating Agency Confirmation pursuant to this Agreement and Senior Lender and Mezzanine Lender shall cooperate in obtaining such confirmation. Senior Lender promptly shall notify Mezzanine Lender of any intended action relating to the Senior Loan which would require Rating Agency Confirmation pursuant to this Agreement and Senior Lender and Mezzanine Lender shall cooperate with Mezzanine Lender in obtaining such confirmation. The party who is taking the action that necessitates Rating Agency Confirmation pursuant to the terms of this Agreement shall pay all fees and expenses of the Rating Agencies in connection therewith.

  Section 7.   Modifications, Amendments, Etc.

          (a) Senior Lender shall have the right to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver (collectively, a "Senior Loan Modification") of the Senior Loan or the Senior Loan Documents subject to the following conditions:

               (i) Senior Lender shall have the right to effect a Senior Loan Modification except that, unless otherwise provided in Section 7(a)(ii) below, no such Senior Loan Modification shall, without the prior written consent of Mezzanine Lender: (1) increase the interest rate, amortization rate or principal amount of the Senior Loan, (2) increase in any other material respect any monetary obligations of Borrowers under the Senior Loan Documents, (3) directly or indirectly extend or shorten the scheduled maturity date of the Senior Loan (except that Senior Lender may permit Borrowers to exercise any extension options in accordance with the terms and provisions of the Senior Loan Documents), (4) convert or exchange the Senior Loan into or for any other indebtedness or subordinate any of the Senior Loan to any indebtedness of Borrowers, (5) add, amend or modify transfer provisions that would inhibit the ability of Mezzanine Lender to realize on the Separate Collateral, (6) amend or modify the provisions limiting transfers of interests in the Borrowers or the Properties, (7) modify or amend the terms and provisions of the Senior Loan Cash Management Agreement or

Senior Loan Collection Account with respect to the manner, timing and method of the application of payments under the Senior Loan Documents, (8) cross default the Senior Loan with any other indebtedness, (9) consent to any modification of any existing interest rate cap agreement or consent to a higher cap rate with respect to any new or extended interest rate cap agreement entered into in connection with the extended term of the Senior Loan, (10) obtain any contingent interest, additional interest or so-called "kicker" measured on the basis of the cash flow or appreciation of the Properties, (or other similar equity participation), (11) modify any of the provisions of Article VI of the Senior Loan Agreement relating to cash management and reserves, including, without limitation, order of priority of payment to the Mezzanine Lender, (12) modify any default provisions, (13) modify or increase any insurance coverage that has been accepted by Original Senior Lender as of the Closing Date, or require the replacement of the insurance carriers that have been approved by Original Senior Lender as of the Closing Date unless such insurers have been downgraded below this current rating, or (14) extend the period during which voluntary prepayments are prohibited or during which prepayments require the payment of a prepayment fee or premium or yield maintenance charge or increase the amount of any such prepayment fee, premium or yield maintenance charge, provided that none of the foregoing restrictions shall limit the right of Senior Lender to waive compliance, or forbear from exercising any remedies for any failure to comply, with any of the terms and provisions of the Senior Loan Documents or to take Protective Actions or make Protective Advances.

               (ii)    Notwithstanding anything to the contrary contained in
Section 7(a)(i) above, Senior Lender shall not be obligated to obtain Mezzanine Lender's consent to a Senior Loan Modification in the case of a work-out or other surrender, compromise, release, renewal, or indulgence relating to the Senior Loan during the existence of a Continuing Senior Loan Event of Default, except that (A) no such Senior Loan Modification shall, without the prior written consent of Mezzanine Lender: (1) increase the principal amount of the Senior Loan (provided however that the Senior Lender may capitalize interest),
(2) modify or amend the terms and provisions of the Senior Loan Cash Management Agreement or Senior Loan Collection Account Agreement in a manner that would prevent or defer distributions to the account formed pursuant to the Mezzanine Cash Management Agreement, (3) modify any of the provisions of Article VI of the Senior Loan Agreement relating to cash management and reserves, including, without limitation, order of priority of payment to the Mezzanine Lender in a manner that would prevent or defer distributions to the account formed pursuant to the Mezzanine Cash Management Agreement or (4) extend the period during which voluntary prepayments are prohibited or during which prepayments require the payment of a prepayment fee or premium or yield maintenance charge or increase the amount of any such prepayment fee, premium or yield maintenance charge and
(B) if Mezzanine Lender has cured or is the process of curing (within the time period permitted for cure in Section 11) all Senior Loan Events of Default and, with respect to any then existing non-monetary Senior Loan Event of Default that is caused by the Borrower's failure to deliver financial statements, Senior Lender will not take any of the actions set forth in clauses (a)(i)(l) through
(a)(i)(14) above without the written consent of Mezzanine Lender. None of the foregoing restrictions shall limit the right of Senior Lender to waive compliance, or forbear from exercising any remedies for any failure to comply, with any of the terms and provisions of the Senior Loan Documents or to take Protective Actions or make Protective Advances.

               (iii) In addition and notwithstanding the foregoing provisions of this Section 7(a), any amounts funded by the Senior Lender under the Senior Loan Documents as a result of (A) the making of any Protective Advances or other advances by the Senior Lender expressly permitted by the terms of the Senior Loan Documents, or (B) interest accruals or accretions and any compounding thereof (including default interest), shall not constitute Senior Loan Modifications prohibited by this Section 7(a).

          (b) Mezzanine Lender shall have the right to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver (collectively, a "Mezzanine Loan Modification") of the Mezzanine Loan or the Mezzanine Loan Documents subject to the following conditions:

               (i) Mezzanine Lender shall have the right to effect a Mezzanine Loan Modification except that, unless otherwise provided in Section 7(b)(ii) below, no such Mezzanine Loan Modification shall, without the prior written consent of Senior Lender: (1) increase the principal amount of the Mezzanine Loan, except that the capitalization of unpaid interest shall not be subject to this limitation, (2) increase the interest rate payable under the Mezzanine Loan by more than two hundred (200) basis points, except that any fees charged by Mezzanine Lender in connection with any Mezzanine Loan Modification shall not be characterized as interest for purposes of this clause (2) or clause
(3), (3) provide for the payment of any contingent interest, additional interest or so-called "kicker" feature (or other similar equity participation), unless all such additional amounts are expressly due and payable only after the Senior Loan has been paid in full, (4) increase in any other material respect (other than as permitted by clauses (1), (2) and (3) above) any monetary obligations of Mezzanine Borrowers under the Mezzanine Loan Documents, (5) extend the maturity date of the Mezzanine Loan by more than two (2) years, or (6) convert or exchange the Mezzanine Loan into or for any other indebtedness or subordinate any of the Mezzanine Loan to any indebtedness of Mezzanine Borrowers.

               (ii)    Notwithstanding anything to the contrary contained in
Section 7(b)(i) above, if an Event of Default exists under the Mezzanine Loan Documents, Mezzanine Lender may effect a Mezzanine Loan Modification in connection with a work-out or other surrender, compromise, release, renewal or modification of the Mezzanine Loan, except that (A) no such Mezzanine Loan Modification shall, without the prior written consent of Senior Lender: (1) increase the principal amount of the Mezzanine Loan, except that the capitalization of unpaid interest shall not be subject to this limitation, (2) increase the interest rate payable under the Mezzanine Loan by more than two hundred (200) basis points, except that any fees charged by Mezzanine Lender in connection with any Mezzanine Loan Modification shall not be characterized as interest for purposes of this clause (2), (3) shorten the maturity date of the Mezzanine Loan.

               (iii) In addition and notwithstanding the foregoing provisions of this Section 7(b), any amounts funded by the Mezzanine Lender under the Mezzanine Loan Documents as a result of (A) the making of any Protective Advances or other advances by the Mezzanine Lender expressly permitted by the terms of the Mezzanine Loan Documents, or (B) interest accruals or accretions and any compounding thereof (including default interest), shall not constitute Mezzanine Loan Modifications prohibited by this Section 7(b).

          (c) Senior Lender shall deliver to Mezzanine Lender copies of any and all modifications, amendments, extensions, consolidations, spreaders, restatements, alterations, changes or revisions to any one or more of the Senior Loan Documents (including, without limitation, any side letters, waivers or consents entered into, executed or delivered by Senior Lender) within five (5) Business Days after any of such applicable instruments have been executed by Senior Lender.

          (d) Mezzanine Lender shall deliver to Senior Lender copies of any and all modifications, amendments, extensions, consolidations, spreaders, restatements, alterations, changes or revisions to any one or more of the Mezzanine Loan Documents (including, without limitation, any side letters, waivers or consents entered into, executed or delivered by Mezzanine Lender) within five (5) Business Days after any of such applicable instruments have been executed by Mezzanine Lender.

  Section 8.   Intentionally Omitted.

  Section 9.   Payment Subordination.

          (a)  Except (i) as otherwise expressly provided in this Agreement and
(ii) in connection with the exercise by Mezzanine Lender of its rights and remedies with respect to the Separate Collateral in accordance with the terms of this Agreement, all of Mezzanine Lender's rights to payment of the Mezzanine Loan and the obligations evidenced by the Mezzanine Loan Documents are hereby subordinated to all of Senior Lender's rights to payment by Borrowers of the Senior Loan and the obligations secured by the Senior Loan Documents, and Mezzanine Lender shall not accept or receive payments (including, without limitation, whether in cash or other property and whether received directly, indirectly or by set-off, counterclaim or otherwise) from any Borrower and/or from any Property prior to the date that all obligations of Borrowers to Senior Lender under the Senior Loan Documents are paid. If a Proceeding shall have occurred or a Continuing Senior Loan Event of Default shall have occurred and be continuing, Senior Lender shall be entitled to receive payment and performance in full of all amounts due or to become due to Senior Lender before Mezzanine Lender is entitled to receive any payment on account of the Mezzanine Loan. Notwithstanding the foregoing, Senior Lender acknowledges and agrees that Mezzanine Lender shall be entitled to receive and collect any amounts in respect of the Separate Collateral that is not the Equity Collateral (including, without limitation, any amounts due to Mezzanine Lender under the Mezzanine Mortgages or the Master Guaranty). All payments or distributions upon or with respect to the Mezzanine Loan which are received by Mezzanine Lender contrary to the provisions of this Agreement shall be received and held in trust by the Mezzanine Lender for the benefit of Senior Lender and shall be paid over to Senior Lender in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or performance of the Senior Loan in accordance with the terms of the Senior Loan Documents. Nothing contained herein shall prohibit the Mezzanine Lender from (i) making Protective Advances (and adding the amount thereof to the principal balance of the Mezzanine Loan) notwithstanding the existence of a default under the Senior Loan at such time or
(ii) exercising any of its rights or remedies under the Mezzanine Mortgages or the Master Guaranty.

          (b) Notwithstanding anything to the contrary contained in this Agreement, including, without limitation, Section 9(a) hereof, provided that no Event of Default shall then exist under the Senior Loan Documents, Mezzanine Lender may accept the following payments (i) any amounts (both current or delinquent) due and payable from time to time which Mezzanine Borrowers are obligated to pay Mezzanine Lender in accordance with the terms and conditions of the Mezzanine Loan Documents and (ii) any funds which are distributed to Mezzanine Lender in accordance with the Senior Loan Cash Management Agreement and the Mezzanine Loan Cash Management Agreement, and in each of the foregoing instances, Mezzanine Lender shall have no obligation to pay over to Senior Lender any such amounts.

          (c) Mezzanine Lender may take any Equity Collateral Enforcement Action which is permitted under Section 5 hereof; provided, however, that (i) Mezzanine Lender shall, prior to commencing any Equity Collateral Enforcement Action, give the Senior Lender written notice of the default which would permit Mezzanine Lender to commence such Equity Collateral Enforcement Action and (ii) Mezzanine Lender shall provide Senior Lender with copies of any and all material notices, pleadings, agreements, motions and briefs served upon, delivered to or with any party to any Equity Collateral Enforcement Action and otherwise keep Senior Lender reasonably apprised as to the status of any Equity Collateral Enforcement Action.

          (d) In the event of a casualty to the buildings or improvements constructed on any portion of any Property or a condemnation or taking under a power of eminent domain of all or any portion of any Property, Senior Lender shall have a first and prior interest in and to any payments, awards, proceeds, distributions, or consideration arising from any such event (the "Award"). If the amount of the Award is in excess of all amounts owed to Senior Lender under the Senior Loan Documents, however, and either the Senior Loan has been paid in full or the Borrowers are entitled to a remittance of same under the Senior Loan Documents other than to restore the applicable Property, such excess Award or portion to be so remitted to the applicable Borrower shall, to the extent permitted in the Senior Loan Documents, be paid to or at the direction of Mezzanine Lender, unless other Persons (other than Borrowers or Mezzanine Borrowers) have claimed the right to such awards or proceeds, in which case Senior Lender shall only be required to provide notice to Mezzanine Lender of such excess Award and of any other claims thereto. In the event of any competing claims for any such excess Award, Senior Lender shall continue to hold such excess Award until either (i) Senior Lender deposits the same into court in connection with the filing of an interpleader action joining all such competing parties of which Senior Lender is aware or (ii) Senior Lender receives an agreement signed by all Persons making a claim to the excess Award or a final order of a court of competent jurisdiction directing Senior Lender as to how and to which Person(s) the excess Award is to be distributed. Notwithstanding the foregoing, in the event of a casualty or condemnation, Senior Lender shall release the Award from any such event to the applicable Borrower if and to the extent required by the terms and conditions of the Senior Loan Documents in order to repair and restore the applicable Property in accordance with the terms and provisions of the Senior Loan Documents. Any portion of the Award made available to the applicable Borrower for the repair or restoration of the applicable Property shall not be subject to attachment by Mezzanine Lender.

          (e) This Agreement shall not be construed as subordinating and shall not subordinate or impair Mezzanine Lender's first lien priority right, estate and interest in and to the Separate Collateral and Senior Lender hereby acknowledges and agrees that Senior Lender does not have and shall not hereafter acquire, any lien on, or any other interest whatsoever in, the Separate Collateral, or any part thereof, and that the exercise of remedies and realization upon the Separate Collateral by Mezzanine Lender or a Loan Pledgee in accordance with the terms and provisions of this Agreement shall not in and of itself constitute a default or an Event of Default under the Senior Loan Documents.

  Section 10.  Rights of Subrogation; Bankruptcy.

          (a) Each of Mezzanine Lender and Senior Lender hereby waives any requirement for marshaling of assets thereby in connection with any foreclosure of any security interest or any other realization upon collateral in respect of the Senior Loan Documents or the Mezzanine Loan Documents, as applicable, or any exercise of any rights of set-off or otherwise. Each of Mezzanine Lender and Senior Lender assumes all responsibility for keeping itself informed as to the condition (financial or otherwise) of each Borrower, each Mezzanine Borrower, the condition of each Property and all other collateral and other circumstances and, except for notices expressly required by this Agreement, neither Senior Lender nor Mezzanine Lender shall have any duty whatsoever to obtain, advise or deliver information or documents to the other relative to such condition, business, assets and/or operations. Mezzanine Lender agrees that Senior Lender owes no fiduciary duty to Mezzanine Lender in connection with the administration of the Senior Loan and the Senior Loan Documents and Mezzanine Lender agrees not to assert any such claim. Senior Lender agrees that Mezzanine Lender owes no fiduciary duty to Senior Lender in connection with the administration of the Mezzanine Loan and the Mezzanine Loan Documents and Senior Lender agrees not to assert any such claim.

          (b) No payment or distribution to Senior Lender pursuant to the provisions of this Agreement and no Protective Advance by Mezzanine Lender shall entitle Mezzanine Lender to exercise any right of subrogation in respect thereof prior to the payment in full of the Senior Loan Liabilities, and Mezzanine Lender agrees that, except with respect to the enforcement of its remedies under the Mezzanine Loan Documents permitted hereunder, prior to the satisfaction of all Senior Loan Liabilities it shall not acquire, by subrogation or otherwise, any lien, estate, right or other interest in any portion of the Properties or any other collateral now securing the Senior Loan or the proceeds therefrom that is or may be prior to, or of equal priority to, any of the Senior Loan Documents or the liens, rights, estates and interests created thereby.

          (c) Subject to Section 30 of this Agreement, the provisions of this Agreement shall be applicable both before and after the commencement, whether voluntary or involuntary, of any case, proceeding or other action against any Borrower under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors (a "Proceeding"). For as long as the Senior Loan shall remain outstanding, Mezzanine Lender shall not, and shall not solicit any person or entity to, and shall not direct or cause any Mezzanine Borrower to direct or cause any Borrower (the "Borrower Group") to: (i) commence any Proceeding; (ii) institute proceedings to have any Borrower adjudicated a bankrupt or insolvent; (iii) consent to, or acquiesce in, the institution of bankruptcy or insolvency proceedings against any Borrower;
(iv) file a petition or consent to the filing of a petition seeking reorganization, arrangement, adjustment, winding-up, dissolution, composition, liquidation or other relief by or on behalf of any Borrower; (v) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for any Borrower, the Properties

(or any portion thereof) or any other collateral securing the Senior Loan (or any portion thereof); (vi) make an assignment for the benefit of any creditor of any Borrower; (vii) seek to consolidate any of the Properties or any other assets of any Borrower with the assets of any Mezzanine Borrower or any member of the Borrower Group in any proceeding relating to bankruptcy, insolvency, reorganization or relief of debtors; or (viii) take any action in furtherance of any of the foregoing.

          (d) If Mezzanine Lender is deemed to be a creditor of any Borrower in any Proceeding (i) Mezzanine Lender hereby agrees that it shall not make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any Proceeding by or against such Borrower without the prior consent of Senior Lender, except to the extent necessary to preserve or realize upon Mezzanine Lender's interest in the Equity Collateral; provided, however, that any such filing shall not be as a creditor of such Borrower, (ii) Senior Lender may vote in any such Proceeding any and all claims of Mezzanine Lender, and Mezzanine Lender hereby appoints the Senior Lender as its agent, and its proxy, for the purpose of exercising any and all rights and taking any and all actions available to the Mezzanine Lender in connection with any case by or against any Borrower in any Proceeding, including without limitation, the right to file and/or prosecute any claims, to vote to accept or reject a plan, to make any election under Section 111l(b) of the Bankruptcy Code; provided, however, that with respect to any proposed plan of reorganization in respect of which creditors are voting, Senior Lender may vote on behalf of Mezzanine Lender only if the proposed plan would result in Senior Lender being "impaired" (as such term is defined in the United States Bankruptcy
Code) and (iii) Mezzanine Lender shall not challenge the validity or amount of any claim submitted in such Proceeding by Senior Lender in good faith or any valuations of the Properties or other Senior Loan collateral submitted by Senior Lender in good faith, in such Proceeding or take any other action in such Proceeding, which is adverse to Senior Lender's enforcement of its claim or receipt of adequate protection (as that term is defined in the Bankruptcy Code).

  Section 11.  Rights of Cure.

          (a) Prior to Senior Lender commencing any Enforcement Action under the Senior Loan Documents, Senior Lender shall provide written notice of the default which would permit the Senior Lender to commence such Enforcement Action to Mezzanine Lender and any Loan Pledgee entitled to notice thereof pursuant to
Section 15 of this Agreement, whether or not Senior Lender is obligated to give notice thereof to any Borrower (each, a "Senior Loan Default Notice") and shall permit Mezzanine Lender an opportunity to cure such default in accordance with the provisions of this Section 11(a). If the default is a monetary default relating to a liquidated sum of money, Mezzanine Lender shall have until five
(5) Business Days after the later of (i) the giving by Senior Lender of the Senior Loan Default Notice and (ii) the expiration of Borrower's cure provision, if any, (a "Monetary Cure Period") to cure such monetary default. If the default is of a non-monetary nature, Mezzanine Lender shall have a period of time not to exceed thirty (30) days from the expiration of the last day upon which Borrowers can cure a non-monetary default under the Loan Documents to commence a cure of such non-monetary default; provided, however, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being continuously and diligently pursued by Mezzanine Lender, Mezzanine Lender shall be given an additional period of time, not to exceed one hundred eighty (180) days, as is reasonably necessary for Mezzanine Lender in the exercise of due diligence to cure such non-monetary default for so long as (i) Mezzanine Lender makes or causes to be made timely payment of the regularly scheduled monthly principal and/or interest payments of Borrowers under the Senior Loan and any other amounts due under the Senior Loan Documents, (ii) such additional period of time does not exceed thirty (30) days, unless such non-monetary default is of a nature that can not be cured within such thirty (30) days, in which case, Mezzanine Lender shall have such additional time, not to exceed one hundred eighty (180) days, as is reasonably necessary to cure such non-monetary default (it being understood that Mezzanine Lender's cure period shall not, in any event, exceed two hundred ten (210) days in total), (iii) such default is not a bankruptcy, insolvency or assignment for the benefit of creditors of Borrowers and (iv) during such non-monetary cure period, there is no material impairment to the value, use or operation of the Properties. Any additional cure period granted to the Mezzanine Lender hereunder shall automatically terminate upon the filing of bankruptcy (or similar insolvency) proceedings by or against any of the Borrowers.

          (b) To the extent that any Qualified Transferee acquires the Equity Collateral in accordance with the provisions and conditions of this Agreement, such Qualified Transferee shall acquire the same subject to the Senior Loan and the terms, conditions and provisions of the Senior Loan Documents for the balance of the term thereof, which shall not be accelerated by Senior Lender solely due to such acquisition and shall remain in full force and effect; provided, however, that (i) such Qualified Transferee shall have caused Borrowers to reaffirm in writing, subject to such exculpatory provisions set forth in the Senior Loan Documents, all of the terms, conditions and provisions of the Senior Loan Documents on the part of the Borrowers to be performed, (ii) all defaults under the Senior Loan which remain uncured as of the date of such acquisition have been cured by such Qualified Transferee or waived in writing by Senior Lender except for defaults that are not susceptible of being cured by such Qualified Transferee and do not have a material impairment on the value of the Properties and (iii) such Qualified Transferee or an Affiliate thereof shall execute and deliver to Senior Lender a guaranty of recourse obligations which provides for the obligations of such obligor in a form substantially similar to the Guaranty of Recourse Obligations, pursuant to which such Qualified Transferee or an Affiliate thereof shall undertake the obligations set forth therein; provided that such Qualified Transferee or Affiliate thereof shall only be liable thereunder from and after the date of the Transfer. Notwithstanding any contrary or inconsistent provision of this transfer Agreement, the Senior Loan Documents or the Mezzanine Loan Documents, no acquisition or other fee or similar charge shall be due in connection with such Qualified Transferee's acquisition of any interest in any Borrower or any Property as the result of an Equity Collateral Enforcement Action or assignment in lieu of foreclosure or other negotiated settlement in lieu of any of the foregoing.

          (c) Notwithstanding anything to the contrary contained herein or in the Senior Loan Documents, the parties agree and acknowledge that during the period of time commencing on the expiration of Borrower's cure rights, if any, for any Event of Default, that the Senior Lender shall direct the Cash Management Bank (as defined in the Senior Loan Agreement) to hold in the Cash Management Account (as defined in the Senior Loan Agreement) and not disburse all funds that would have been remitted to the Mezzanine Cash Management Account (as defined in the Senior Loan Agreement) in the absence of the Event of Default that gave rise to the cure periods under Section 1l(a). If such Event of Default is cured (by any party) or waived by Senior Lender prior to the expiration of the Mezzanine Lender's cure rights under Section 1l(a) then all such funds held in the Cash Management Account pursuant to the immediately preceding sentence shall be remitted to the Mezzanine Cash Management Account (as defined in the Senior Loan Agreement); or if such Event of Default is not cured or waived by Senior Lender prior to the expiration of the Mezzanine Lender's cure rights under Section 1l(a) then all such funds held in the Cash Management Account pursuant to the immediately preceding sentence shall be distributed pursuant to the terms of the Senior Loan Agreement. So long as no Event of Default shall have occurred and be continuing under the Senior Loan Documents, all funds held and applied pursuant to the Senior Loan Cash Management Agreement, shall continue to be applied pursuant thereto and shall not be applied by Senior Lender to prepay outstanding principal balance of the Senior Loan.

  Section 12. No Actions; Restrictive Provisions. Senior Lender consents to Mezzanine Lender's right, pursuant to the Mezzanine Loan Documents, under the circumstances set forth therein, to cause the termination of the Property Manager; provided that the Property Manager is promptly replaced with a Qualified Manager. In the event both Mezzanine Lender and Senior Lender shall have such rights at any time, and Senior Lender shall fail to exercise such rights, Mezzanine Lender may exercise such rights, provided such exercise may be superseded by any subsequent exercise of such rights by Senior Lender pursuant to the Senior Loan Documents. Upon the occurrence of any event which would entitle Mezzanine Lender to cause the termination of the Property Manager pursuant to the Mezzanine Loan Documents, Mezzanine Lender shall have the right to select, or cause the selection, of a replacement property manager (including any asset manager) or leasing agent for the Properties, which replacement manager, asset manager and/or leasing agent shall (a) if any Certificates are then outstanding, be subject to a Rating Agency Confirmation and (b) be a Qualified Manager. Notwithstanding anything in this Section 12 to the contrary, if a Continuing Senior Loan Event of Default then exists or any other event shall have occurred pursuant to which Senior Lender has the right to select any replacement manager, asset manager and/or leasing agent pursuant to the Senior Loan Documents, Senior Lender shall have the sole right to select any replacement manager, asset manager and/or leasing agent, whether or not a new manager or agent was retained by Mezzanine Lender, provided that, if any such replacement is not a Qualified Manager, the prior written consent of Mezzanine Lender shall be required.

  Section 13.  Right to Purchase Senior Loan.

          (a) If the Senior Loan has been accelerated, any Enforcement Action has been commenced and is continuing under the Senior Loan Documents, the Senior Loan is a "specially serviced mortgage loan" under the applicable pooling and servicing agreement, trust and servicing agreement or similar agreement or at any time following the date Senior Lender determines is the first day of a continuing Senior Loan Event of Default (each of the foregoing, a "Purchase Option Event"), upon ten (10) Business Days prior written notice to Senior Lender (the "Purchase Option Notice"), Mezzanine Lender shall have the right to purchase, or the right to cause its designee to purchase, in whole but not in part, the Senior Loan for a price equal to the outstanding principal balance thereof, together with all accrued interest, any Protective Advances made by Senior Lender and any interest charged by Senior Lender on any advances for monthly payments of principal and/or interest on the Senior Loan and/or on any Protective

Advances, including all costs and expenses (including legal fees and expenses) actually incurred by Senior Lender in enforcing the terms of the Senior Loan Documents and other amounts due thereon [including any late charges, default interest, breakage costs, spread maintenance premium and prepayment fees (the specific inclusions referred to in this bracketed clause being the "Add-Ons")] (the "Loan Purchase Price"). Concurrently with payment to the Senior Lender of the Loan Purchase Price, Senior Lender shall deliver or cause to be delivered to Mezzanine Lender all Senior Loan Documents held by or on behalf of Senior Lender and will execute in favor of Mezzanine Lender or its designee assignment documentation, in form and substance reasonably acceptable to Mezzanine Lender, at the sole cost and expense of Mezzanine Lender, to assign the Senior Loan and its rights under the Senior Loan Documents (without recourse, representations or warranties, except for representations as to the outstanding balance of the Senior Loan and as to Senior Lender's not having assigned or encumbered its rights in the Loan). The right of Mezzanine Lender to purchase the Senior Loan shall automatically terminate (i) upon a transfer of any of the Properties by foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure or (ii) if a Purchase Option Event ceases to exist. Notwithstanding the foregoing, if (i) at the time the Purchase Option Notice is given the then current Debt Service Coverage Ratio is less than 1:1 and (ii) the Purchase Option Notice is given no later than 10 Business Days following the giving by Senior Lender of an Enforcement Notice, the Loan Purchase Price shall not include the Add-Ons. Without limitation of the foregoing purchase option, Senior Lender agrees that it shall not take any Enforcement Action in respect of a Continuing Senior Loan Event of Default until the expiration of 10 days following Senior Lender's written notice ("Enforcement Notice") to Mezzanine Lender of Senior Lender's intent to commence one or more Enforcement Actions.

          (b) Mezzanine Lender covenants not to enter any agreement with the Borrowers or any Affiliate thereof to purchase the Senior Loan pursuant to subsection (a) above or in connection with any refinancing of the Senior Loan in any manner designed to avoid or circumvent the provisions of the Senior Loan Documents which require the payment of a prepayment fee or yield maintenance charge in connection with a prepayment of the Senior Loan by the Borrowers.

  Section 14. Additional Understandings. For as long as the Mezzanine Loan remains outstanding:

          (a) Notices of Transfer; Consent. Senior Lender promptly shall notify Mezzanine Lender if any Borrower seeks or requests a release of the lien of the Senior Loan or seeks or requests Senior Lender's consent to, or take any action in connection with or in furtherance of, a sale or transfer of all or any material portion of any Property, the granting of a further mortgage, deed of trust or similar encumbrance against any Property or a prepayment or refinancing of the Senior Loan. In the event of a request by any Borrower for Senior Lender's consent to either (i) the sale or transfer of all or any material portion of any Property or (ii) the granting of a further mortgage, deed of trust or similar encumbrance against any Property, Senior Lender shall, if Senior Lender has the right to consent, obtain the prior written consent of Mezzanine Lender prior to Senior Lender's granting of its consent or agreement thereto.

          (b) Annual Budget. The Mezzanine Lender shall have the right to approve any annual operating budget of the Borrowers in accordance with the terms of the Mezzanine

Loan Documents. Notwithstanding anything contained herein, in the Senior Loan Documents or in the Mezzanine Loan Documents, the Mezzanine Lender may require Borrowers to submit the annual budget to the Mezzanine Lender for approval prior to any submission to the Senior Lender. Upon Mezzanine Lender's approval, the Mezzanine Lender shall submit the approved budget to the Senior Lender for its approval. The Mezzanine Lender shall consent to any changes in the budget reasonably requested by the Senior Lender. In the event that the approval of the Mezzanine Lender is not obtained on a timely basis, then the current existing operating budget shall remain in effect with an increase in any non-discretionary expense item to either (i) the prior budgeted expense amount with a 5% increase or (ii) the actual expense incurred as evidenced by the applicable bill or invoice.

          (c) Insurance. Senior Lender acknowledges that it has reviewed the insurance coverage and the insurance carriers for the Properties which were accepted and approved by Original Senior Lender as of the Closing Date. Senior Lender acknowledges that, notwithstanding that such insurance coverage and insurance carriers do not satisfy the standards set forth in the Senior Loan Agreement, such coverage and carriers are acceptable to Senior Lender and Senior Lender shall not declare any default nor exercise any remedies available to Senior Lender for failure of the existing coverage and carriers to meet said standards. Senior Lender shall notify Mezzanine Lender at any time that (i) Senior Lender desires to require Borrowers to obtain insurance coverage in types and amounts which are different than the types and amounts approved by Original Senior Lender as of the Closing Date or (ii) Senior Lender desires to require Borrowers to replace the insurance carriers approved by Original Senior Lender as of the Closing Date (each of (i) and (ii), a "Insurance Change"). Senior Lender shall not require any Insurance Change without the prior written consent of Mezzanine Lender, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Senior Lender may require the substitution of any insurance carrier whose claims paying ability is downgraded below that of its claims paying ability as of the date hereof.

          (d) Servicer. Senior Lender may elect to appoint a Servicer or replace the existing Servicer, provided that Senior Lender shall give Mezzanine Lender not less than ten (10) Business Days' prior written notice of any such appointment or change.

          (e) Leases and Alterations. If the Mezzanine Loan Documents contain any provision or requirement that Mezzanine Lender's consent or approval be obtained for any act or determination by any Borrower in connection with the leasing of any Property or alterations to any Property, and if Mezzanine Lender objects to the requested consent or approval, upon Senior Lender's request, Mezzanine Lender will consult with Senior Lender with respect to any such consent or approval.

  Section 15. Financing of Mezzanine Loan. Notwithstanding any other provision hereof, Senior Lender consents to Mezzanine Lender's pledge (a "Pledge") of all or any portion of the Mezzanine Loan and of the Separate Collateral to any entity which has extended a credit facility to Mezzanine Lender that is a Qualified Transferee or a financial institution whose long-term unsecured debt is rated at least "A" (or the equivalent) or better by each Rating Agency (a "Loan Pledgee"), on the terms and conditions set forth in this Section 15; provided that a Loan Pledgee which is not a Qualified Transferee may not take title to the Equity Collateral without a Rating Agency Confirmation if Certificates are outstanding. Upon written notice by Mezzanine

Lender to Senior Lender that the Pledge has been effected, Senior Lender agrees to acknowledge receipt of such notice and thereafter agrees: (a) to give Loan Pledgee written notice of any default by Mezzanine Lender under this Agreement of which default Senior Lender has actual knowledge; (b) to allow Loan Pledgee a period of at least ten (10) days (in respect of a monetary default) and a reasonable period of not less than thirty (30) days (in respect of a non-monetary default) to cure a default by Mezzanine Lender in respect of its obligations to Senior Lender hereunder, but Loan Pledgee shall not be obligated to cure any such default; (c) that no amendment, modification, waiver or termination of this Agreement shall be effective against Loan Pledgee without the written consent of Loan Pledgee, which consent shall not be unreasonably withheld; (d) to deliver to Loan Pledgee any estoppel certificate that Loan Pledgee may reasonably request; (e) that Senior Lender shall give to Loan Pledgee copies of any Senior Loan Default Notice simultaneously with the giving of same to the Mezzanine Lender and accept any cure thereof by Loan Pledgee made in accordance with the provisions of Section 11 of this Agreement as if such cure were made by the Mezzanine Lender; and (f) that, upon written notice (a "Redirection Notice") to Senior Lender by Loan Pledgee that Mezzanine Lender is in default, beyond applicable cure periods, under Mezzanine Lender's obligations to Loan Pledgee pursuant to the applicable credit agreement between Mezzanine Lender and Loan Pledgee (which notice need not be joined in or confirmed by Mezzanine Lender), and until such Redirection Notice is withdrawn or rescinded by Loan Pledgee, Senior Lender shall remit to Loan Pledgee and not to Mezzanine Lender, any payments that Senior Lender would otherwise be obligated to pay to Mezzanine Lender from time to time pursuant to this Agreement, any Mezzanine Loan Document or any other agreement between Senior Lender and Mezzanine Lender that relates to the Senior Loan. Mezzanine Lender hereby unconditionally and absolutely releases Senior Lender from any liability (other than any liability resulting from Senior Lender's gross negligence or willful misconduct) to Mezzanine Lender on account of Senior Lender's compliance with any Redirection Notice believed by Senior Lender to have been delivered by Loan Pledgee. Loan Pledgee shall be permitted to fully exercise its rights and remedies against Mezzanine Lender, and realize on any and all collateral granted by Mezzanine Lender to Loan Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law. In such event, the Senior Lender shall recognize Loan Pledgee (and any transferee which is also a Qualified Transferee at any foreclosure or similar sale held by Loan Pledgee or any transfer in lieu of such foreclosure), and its successors and assigns, as the successor to Mezzanine Lender's rights, remedies and obligations under this Agreement and the Mezzanine Loan Documents and any such Loan Pledgee or Qualified Transferee shall assume in the writing the obligations of the Mezzanine Lender hereunder accruing from and after such Transfer and agrees to be bound by the terms and provisions hereof. The rights of Loan Pledgee under this Section 15 shall remain effective unless and until Loan Pledgee shall have notified the Senior Lender in writing that its interest in the Mezzanine Loan has terminated.

  Section 16. Master Guaranty. Senior Lender acknowledges and agrees that the Master Guaranty has been amended to terminate those portions of the Master Guaranty which relate to the Senior Loan. Senior Lender acknowledges that it shall have no rights or remedies with respect to the Master Guaranty or the collateral securing the Master Guaranty.

  Section 17.  Obligations Hereunder Not Affected.

          (a) All rights, interests, agreements and obligations of Senior Lender and Mezzanine Lender under this Agreement shall remain in full force and effect irrespective of:

               (i) any lack of validity or enforceability of the Senior Loan Documents or the Mezzanine Loan Documents or any other agreement or instrument relating thereto;

               (ii) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to or departure from any guaranty, for all or any portion of the Senior Loan or the Mezzanine Loan;

               (iii) any manner of application of collateral, or proceeds thereof, to all or any portion of the Senior Loan or the Mezzanine Loan, or any manner of sale or other disposition of any collateral for all or any portion of the Senior Loan or the Mezzanine Loan or any other assets of any Borrower or any Mezzanine Borrower or any other Affiliates of Borrowers;

               (iv) any change, restructuring or termination of the corporate structure or existence of any Borrower or any Mezzanine Borrower or any other Affiliates of Borrowers; or

               (v) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Borrower, any Mezzanine Borrower or a subordinated creditor or a Senior Lender subject to the terms hereof.

          (b) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any portion of the Senior Loan is rescinded or must otherwise be returned by Senior Lender or Mezzanine Lender upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

  Section 18. Notices. All notices, demands, requests, consents, approvals or other communications required, permitted, or desired to be given hereunder shall be in writing sent by facsimile (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 18. Any such notice, demand, request, consent, approval or other communication shall be deemed to have been received: (a) three (3) Business Days after the date mailed,
(b) on the date of sending by facsimile if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day) and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

          To Mezzanine Lender:

          Ventas Realty, Limited Partnership
          c/o Ventas, Inc.
          4360 Brownsboro Road, Suite 115
          Louisville, Kentucky 40207
          Attention: General Counsel
          Facsimile No. (502)-357-9001

          With a copy to:

          Dechert
          4000 Bell Atlantic Tower
          1717 Arch Street
          Philadelphia, Pennsylvania 19103
          Attention: David W. Forti
          Facsimile No. (215) 994-2222

          To Senior Lender:

          General Electric Capital Corporation
          Loan No. 70004027
          2 Wisconsin Circle, Suite 400
          Chevy Chase, Maryland 20815
          Attention: Manager, Portfolio Management Group
          Facsimile No. (301) 664-9843

          With a copy to:

          General Electric Capital Corporation
          Loan No. 70004027
          100 Congress, Suite 700
          Austin, Texas 78701
          Attention: Diana Pennington, Vice President and Chief Counsel, Senior Living Group
          Facsimile No. (512) 476-7832

          With a copy to:

          General Electric Capital Corporation
          Loan No. 70004027
          500 West Monroe Street
          Chicago, Illinois 60661
          Attention: Kevin McMeen, Senior Vice President
          Facsimile No. (312) 441-6755

          With a copy to:

          Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz, Ltd.
          55 East Monroe Street, Suite 3700
          Chicago, Illinois 60603-5802
          Attention: Stephen B. Bell, Esq.
          Facsimile No. (312) 863-7431

  Section 19.  Estoppel.

          (a) Mezzanine Lender shall, within ten (10) days following a request from Senior Lender, provide Senior Lender with a written statement setting forth the then current outstanding principal balance of the Mezzanine Loan, the aggregate accrued and unpaid interest under the Mezzanine Loan, and stating whether to Mezzanine Lender's knowledge any default or Event of Default exists under the Mezzanine Loan.

          (b) Senior Lender shall, within ten (10) days following a request from Mezzanine Lender, provide Mezzanine Lender with a written statement setting forth the then current outstanding principal balance of the Senior Loan, the aggregate accrued and unpaid interest under the Senior Loan, and stating whether to Senior Lender's knowledge any default or Event of Default exists under the Senior Loan.

  Section 20. Further Assurances. So long as all or any portion of the Senior Loan and the Mezzanine Loan remains unpaid and the Senior Mortgages encumber the Properties, Mezzanine Lender and Senior Lender will each execute, acknowledge and deliver in recordable form and upon demand of the other, any other instruments or agreements reasonably required in order to carry out the provisions of this Agreement or to effectuate the intent and purposes hereof.

  Section 21. No Third Party Beneficiaries; No Modification. The parties hereto do not intend the benefits of this Agreement to inure to any Borrower, any Mezzanine Borrower or any other Person. This Agreement may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of any change is sought. If any Certificates are outstanding, this Agreement shall not be amended unless a Rating Agency Confirmation has been obtained with respect to such amendment.

  Section 22. Successors and Assigns. This Agreement shall bind all successors and permitted assigns of Mezzanine Lender and Senior Lender and shall inure to the benefit of all successors and permitted assigns of Senior Lender and Mezzanine Lender.

  Section 23. Counterpart Originals. This Agreement may be executed in counterpart originals, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

  Section 24. Legal Construction. In all respects, including, without limitation, matters of construction and performance of this Agreement and the obligations arising hereunder, this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to agreements intended to be wholly performed within the State of New York.

  Section 25. No Waiver; Remedies. No failure on the part of the Senior Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

  Section 26. No Joint Venture. Nothing provided herein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between or among any of the parties hereto.

  Section 27. Captions. The captions in this Agreement are inserted only as a matter of convenience and for reference, and are not and shall not be deemed to be a part hereof.

  Section 28. Conflicts. In the event of any conflict, ambiguity or inconsistency between the terms and conditions of this Agreement and the terms and conditions of any of the Senior Loan Documents or the Mezzanine Loan Documents, the terms and conditions of this Agreement shall control.

  Section 29. No Release. Nothing herein contained shall operate to release any Borrower from (a) its obligation to keep and perform all of the terms, conditions, obligations, covenants and agreements contained in the Senior Loan Documents or (b) any of its liabilities under the Senior Loan Documents or to release any Mezzanine Borrower from (x) its obligation to keep and perform all of the terms, conditions, obligations, covenants and agreements contained in the Mezzanine Loan Documents or (y) any of its liabilities under the Mezzanine Loan Documents.

  Section 30. Continuing Agreement. This Agreement is a continuing agreement and shall remain in full force and effect until the earliest of (a) payment in full of the Senior Loan, (b) transfer of the Properties by foreclosure of the Senior Mortgages or the exercise of the power of sale contained therein or by deed-in-lieu of foreclosure, (c) transfer of title to the Mezzanine Lender of the Separate Collateral or (d) payment in full of the Mezzanine Loan, at which point this Agreement will terminate; provided, however, that any rights or remedies of either party hereto arising out of any breach of any provision hereof occurring prior to such date of termination shall survive such termination.

  Section 31. Severability. In the event that any provision of this Agreement or the application hereof to any party hereto shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provisions to parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall same affect the validity or enforceability of any other provision of this Agreement.

  Section 32.  Expenses.

          (a) To the extent not paid by Borrowers or out of or from any collateral securing the Senior Loan which is realized by Senior Lender, Mezzanine Lender agrees upon demand to pay to Senior Lender the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts or agents, which Senior Lender may incur in connection with the (i) exercise or enforcement of any of the rights of Senior Lender against Mezzanine Lender hereunder to the extent that Senior Lender is the prevailing party in any dispute with respect thereto or
(ii) failure by Mezzanine Lender to perform or observe any of the provisions hereof.

          (b) To the extent not paid by Mezzanine Borrowers out of or from any collateral securing the Mezzanine Loan which is realized by Mezzanine Lender, Senior Lender agrees upon demand to pay to Mezzanine Lender the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts or agents, which Mezzanine Lender may incur in connection with the (i) exercise or enforcement of any of the rights of Mezzanine Lender against Senior Lender hereunder to the extent that Mezzanine Lender is the prevailing party in any dispute with respect thereto or
(ii) failure by Senior Lender to perform or observe any of the provisions hereof.

  Section 33. Injunction. Senior Lender and Mezzanine Lender each acknowledge (and waive any defense based on a claim) that monetary damages are not an adequate remedy to redress a breach by the other hereunder and that a breach by either Senior Lender or Mezzanine Lender hereunder would cause irreparable harm to the other. Accordingly, Senior Lender and Mezzanine Lender agree that upon a breach of this Agreement by the other, the remedies of injunction, declaratory judgment and specific performance shall be available to such non-breaching party.

  Section 34.  Mutual Disclaimer.

          (a) Each of Senior Lender and Mezzanine Lender are sophisticated lenders and/or investors in real estate and their respective decision to enter into or acquire the Senior Loan and the Mezzanine Loan is based upon their own independent expert evaluation of the terms, covenants, conditions and provisions of, respectively, the Senior Loan Documents and the Mezzanine Loan Documents and such other matters, materials and market conditions and criteria which each of Senior Lender and Mezzanine Lender deem relevant. Each of Senior Lender and Mezzanine Lender has not relied in entering into this Agreement, and respectively, the Senior Loan, the Senior Loan Documents, the Mezzanine Loan or the Mezzanine Loan Documents, upon any oral or written information, representation, warranty or covenant from the other, or any of the other's representatives, employees, Affiliates or agents other than the representations and warranties of the other contained herein. Each of Senior Lender and Mezzanine Lender further acknowledges that no employee, agent or representative of the other has been authorized to make, and that each of Senior Lender and Mezzanine Lender have not relied upon, any statements, representations, warranties or covenants other than those specifically contained in this Agreement. Without limiting the foregoing, each of Senior Lender and Mezzanine Lender acknowledges that the other has made no representations or warranties as to the Senior Loan or the Mezzanine Loan or any of the Properties (including, without limitation, the cash flow of any

Property, the value, marketability, condition or future performance thereof, the existence, status, adequacy or sufficiency of the leases, the tenancies or occupancies of any Property, or the sufficiency of the cash flow of any of the Properties, to pay all amounts which may become due from time to time pursuant to the Senior Loan or the Mezzanine Loan).

          (b) Each of Senior Lender and Mezzanine Lender acknowledges that the Senior Loan and the Mezzanine Loan Documents are distinct, separate transactions and loans, separate and apart from each other.

                         [NO FURTHER TEXT ON THIS PAGE]

          IN WITNESS WHEREOF, Senior Lender and Mezzanine Lender have executed this Agreement as of the date and year first set forth above.

                                        SENIOR LENDER:

                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                        a Delaware corporation


                                        By: /s/ Jeffrey M. Muchmore
                                           -------------------------------------
                                           Name: Jeffrey M. Muchmore
                                           Title: Vice President


                                        MEZZANINE LENDER:

                                        VENTAS REALTY, LIMITED PARTNERSHIP,
                                        a Delaware limited partnership

                                        By: Ventas, Inc.
                                            a Delaware corporation,
                                            its sole general partner


                                            By:/s/ T. Richard Riney
                                               ---------------------------------
                                               Name:  T. Richard Riney
                                               Title: Executive Vice President/
                                                      General Counsel